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                                                                    Exhibit 23.1

Kramont Realty Trust
Plymouth Meeting, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 13, 2004, relating to the consolidated financial statements and schedules of Kramont Realty Trust appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
New York, New York

April 8, 2004